Exhibit 99.1

PRESS RELEASE

Ooma Agrees to Acquire Broadsmart,

Increasing the Scale of Ooma’s

Business Communications and UCaaS Platforms

Sunnyvale, CA – Tuesday, May 21, 2019 – Ooma, Inc., a smart communications platform for businesses and consumers, today announced that it signed a definitive agreement on May 15, 2019, to acquire Broadsmart Global, Inc., a leading provider of cloud-based unified communications as a service (UCaaS) solutions.

The acquisition of Broadsmart (https://broadsmart.com/) is expected to provide scale for the Ooma Office (https://www.ooma.com/office/) and Ooma Enterprise (https://www.ooma.com/enterprise-communications/) platforms by giving Ooma access to Broadsmart’s channel sales team, partner program and operational resources.

Based in West Palm Beach, Florida, Broadsmart provides mid-sized and large enterprises with hosted voice service, audio and video conferencing, web collaboration, fiber connectivity, and SIP/IP trunking, along with network design and security solutions. Broadsmart serves customers throughout the United States and Canada.

Broadsmart was previously a subsidiary of magicJack VocalTec, Ltd., a cloud-based Voice over Internet Protocol (VoIP) company, which was acquired by B. Riley Principal Investments, LLC, a wholly-owned subsidiary of B. Riley Financial, Inc. (NASDAQ: RILY), in November 2018.

“Broadsmart is a great fit for Ooma because of its emphasis on tailoring solutions and white-glove customer support, which align well with the approach of Ooma Enterprise,” said Eric Stang, chief executive officer of Ooma. “We look forward to bringing business solutions from Ooma into Broadsmart’s channel and offering Broadsmart customers an enhanced experience in the future.”

Ananth Veluppillai, chief operating officer of B. Riley Principal Investments, said: “The Broadsmart team is a natural fit for Ooma given its strong focus to grow its enterprise solutions platform. We wish the combined team future success.”

The transaction is expected to close before the end of May and is subject to customary closing conditions. B. Riley FBR, Inc. acted as financial advisor to B. Riley on the transaction. Ooma has agreed to pay approximately $7.4 million in cash for the acquisition of Broadsmart, subject to customary price adjustments.

Ooma will report financial results for the first quarter of its 2020 fiscal year, ended April 30, 2019, after the market closes today. The company plans to host a conference call and live webcast for analysts and investors today at 5 pm Eastern time. Details are available at https://investors.ooma.com.

About Ooma, Inc.

Ooma (NYSE: OOMA) creates powerful connected experiences for businesses and consumers, delivered from its smart cloud-based SaaS platform. For businesses of all sizes, Ooma provides advanced voice and collaboration features that are flexible and scalable. For consumers, Ooma’s residential phone service provides PureVoice HD voice quality, advanced functionality and integration with mobile devices. Ooma’s groundbreaking smart security solution delivers a full range of wireless security sensors and an intelligent video camera that make it easy for anyone to protect their home or business. Learn more at www.ooma.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include, without limitation, statements related to consummation of the transaction and its expected impact, such as Broadsmart’s synergies with Ooma, the expected provision of scale for Ooma Office and Ooma Enterprise, and the introduction of Ooma’s business solutions to Broadsmart’s channels. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of Ooma to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in Ooma’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2019 filed on April 3, 2019, and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date they are made. Ooma undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MEDIA CONTACT:
Mike Langberg at Ooma
mike.langberg@ooma.com
650-566-6693

INVESTOR CONTACT:
Matt Robison at Ooma
matt.robison@ooma.com
415-661-0470

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